Exhibit 99.1

Innodata Reports Third Quarter 2018 Results

NEW YORK November 8, 2018 – INNODATA INC. (NASDAQ: INOD) today reported results for the third quarter and the nine months ended September 30, 2018.

•	Total revenue was $14.0 million in the third quarter of 2018, a 2% sequential decrease from $14.3 million in the second quarter of 2018. Total revenue was $15.0 million in the third quarter of 2017.

•	Net income was $0.7 million in the third quarter of 2018, or $0.03 per diluted share, compared to a net loss of $0.5 million in the second quarter of 2018, or $(0.02) per diluted share. The results for the second quarter of 2018 included a $675,000 non-cash goodwill impairment charge for the DDS segment. Net loss in the third quarter of 2017 was $1.1 million, or $(0.04) per diluted share.

•	For the first nine months of 2018, total revenue was $42.4 million, a decline of 6% from $45.3 million in the first nine months of 2017. Net loss was $46,000, or $(0.00) per diluted share, in the first nine months of 2018. The results for the first nine months of 2018 include the $675,000 non-cash goodwill impairment charge referred to above. Net loss was $3.0 million, or $(0.11) per diluted share, in the first nine months of 2017.

•	Adjusted EBITDA (as defined below) was $2.3 million in the third quarter of 2018, compared to $1.6 million in the second quarter of 2018. Adjusted EBITDA was $0.2 million in the third quarter of 2017.

•	Cash and cash equivalents were $11.9 million at September 30, 2018, compared to $11.4 million at December 31, 2017.

Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts.

The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “In the third quarter of 2018 we achieved Adjusted EBITDA of $2.3 million, a 38% increase from Adjusted EBITDA of $1.6 million in the second quarter of 2018. The increase in Adjusted EBITDA is primarily the result of cost reductions we initiated in late 2017 and the first half of 2018.

“Revenue in our Digital Data Solutions (DDS) segment was $10.8 million in both the second and third quarters of 2018. Adjusted EBITDA as a percentage of revenue increased by 7% in the third quarter to 22% of revenue from 15% of revenue in the second quarter. Revenue in the third quarter exceeded the high end of our guidance by approximately $0.4 million as a result of higher than anticipated volumes of work from two customers. We continue to develop our AI-based solutions which have enabled us to drive increased operating efficiencies.

“Revenue in our Synodex segment was $1.0 million in both the second and third quarters of 2018. The segment remained profitable with an Adjusted EBITDA of 13% of revenue. We added two new customers in the third quarter and also expanded our business with an existing customer.”

Abuhoff continued, “Revenue in our Agility segment was $2.3 million in the third quarter of 2018, a decline of $150,000 from the second quarter of 2018. Recurring revenue from Agility subscriptions remained steady from the second quarter to the third quarter. During the third quarter Agility onboarded and trained an expanded new client acquisition team and in the fourth quarter we expect to begin benefitting from this increased sales capacity.”

Abuhoff concluded, “We anticipate fourth quarter revenue to be in the range of $13.9 – $14.6 million, consisting of DDS revenue in the range of $10.5 – $10.8 million, Synodex revenue in the range of $1.1 – $1.3 million, and Agility revenue in the range of $2.3 – $2.5 million.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, goodwill impairment, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net loss to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

Innodata has scheduled an investor conference call for 11:00 AM eastern time on that same day.

The call-in numbers for the conference call are:

1-800-289-0438 (Domestic)
1-323-794-2423 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Passcode on both: 6167655

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global services and technology company focused on data transformation, enrichment, and management. Through our data refinery platform and related products and services, we enable the world’s preeminent media, publishing and information services companies, as well as data-driven enterprises, to improve operational efficiency, drive growth, and bring new data-enabled products to market. Innodata Labs, our technology incubator, focuses on applied machine learning and emerging artificial intelligence. Our culture of innovation, quality, and service is present in everything we do.

Our venture companies include Synodex, a leader in medical record data transformation, and Agility PR Solutions, a provider of SaaS software and solutions for PR and communications professionals.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$14,049	$15,018	$42,439	$45,271

Operating costs and expenses:
Direct operating costs	9,237	11,463	29,060	34,585
Selling and administrative expenses	3,640	4,438	11,223	13,106
Goodwill impairment	-	-	675	-
Interest expense (income), net	10	2	24	(9)
Totals	12,887	15,903	40,982	47,682

Income (loss) before income taxes	1,162	(885)	1,457	(2,411)
Provision for income taxes	469	268	1,502	807
Net income (loss)	693	(1,153)	(45)	(3,218)
Income (loss) attributable to non-controlling interests	5	(85)	1	(254)
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$688	$(1,068)	$(46)	$(2,964)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.03	$(0.04)	$(0.00)	$(0.11)
Diluted	$0.03	$(0.04)	$(0.00)	$(0.11)
Weighted average shares outstanding:
Basic	25,877	25,877	25,877	25,795
Diluted	26,093	25,877	25,877	25,795

Comprehensive income (loss):

Net income (loss)	$693	$(1,153)	$(45)	$(3,218)
Pension liability adjustment, net of taxes	(57)	(60)	(174)	(183)
Change in fair values of derivatives, net of taxes	103	(37)	(489)	99
Foreign currency translation adjustment, net of taxes	114	482	(251)	780
Other Comprehensive income (loss)	160	385	(914)	696
Total Comprehensive income (loss)	853	(768)	(959)	(2,522)
Comprehensive income (loss) attributed to non-controlling interest	5	(85)	1	(254)
Comprehensive income (loss) attributable to Innodata Inc. and Subsidiaries	$848	$(683)	$(960)	$(2,268)
Supplemental Financial Data:
Adjusted EBITDA	$2,273	$221	$5,253	$1,013

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$11,890	$11,407
Accounts receivable, net	9,065	10,291
Prepaid expenses and other current assets	5,209	3,630
Total current assets	26,164	25,328
Property and equipment, net	7,080	7,189
Other assets	2,580	3,159
Deferred income taxes	1,419	1,757
Intangibles, net	6,743	7,606
Goodwill	2,122	2,832
Total assets	$46,108	$47,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,912	$6,829
Accrued salaries, wages and related benefits	4,771	5,539
Income and other taxes	3,224	1,098
Current portion of long-term obligations	1,283	2,133
Total current liabilities	15,190	15,599
Deferred income taxes	550	614
Long term obligations	3,608	4,477
Non-controlling interests	(3,446)	(3,938)
STOCKHOLDERS’ EQUITY	30,206	31,119
Total liabilities and stockholders’ equity	$46,108	$47,871

INNODATA INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in thousands)

The following tables set out results by segment and reflect that commencing in the first quarter of 2018 docGenix results are included in our DDS segment and are no longer included in our Synodex segment (formerly our IADS segment).

	The results below for the three months ended September 30, 2017 are presented on a pro-forma basis as if for the third quarter of 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the third quarter of 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.

	Three Months Ended		Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA:
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$688	$(1,068)	$(1,068)
Depreciation and amortization	833	919	919
Stock-based compensation	268	185	185
Provision for income taxes	469	268	268
Interest expense, net	10	2	2
Non-controlling interests	5	(85)	(85)
Adjusted EBITDA	$2,273	$221	$221

	Three Months Ended		Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA – DDS Segment:
Net income attributable to DDS segment	$1,194	$47	$107
Depreciation and amortization	444	546	546
Stock-based compensation	266	183	183
Provision for income taxes	481	278	278
Interest expense (income), net	8	(2)	(2)
Non-controlling interests	(2)	(12)	(85)
Adjusted EBITDA – DDS Segment	$2,391	$1,040	$1,027

	Three Months Ended		Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA – Synodex Segment:
Net income (loss) attributable to Synodex segment	$125	$(196)	$(256)
Stock-based compensation	-	-	-
Non-controlling interests	7	(73)	-
Adjusted EBITDA (loss) – Synodex Segment	$132	$(269)	$(256)

	Three Months Ended		Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA – Agility Segment:
Net loss attributable to Agility Segment	$(631)	$(919)	$(919)
Depreciation and amortization	389	373	373
Stock-based compensation	2	2	2
Benefit from income taxes	(12)	(10)	(10)
Interest expense, net	2	4	4
Adjusted EBITDA (loss) – Agility Segment	$(250)	$(550)	$(550)

	The results below for the nine months ended September 30, 2017 are presented on a pro-forma basis as if for the period ended September 30, 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the nine months ended September 30, 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.

	Nine Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA:
Net loss attributable to Innodata Inc. and Subsidiaries	$(46)	$(2,964)	$(2,964)
Depreciation and amortization	2,558	2,771	2,771
Goodwill impairment	675	-	-
Stock-based compensation	539	662	662
Provision for income taxes	1,502	807	807
Interest expense (income), net	24	(9)	(9)
Non-controlling interests	1	(254)	(254)
Adjusted EBITDA	$5,253	$1,013	$1,013

	Nine Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA – DDS Segment:
Net income (loss) attributable to DDS segment	$1,135	$(610)	$(615)
Depreciation and amortization	1,408	1,732	1,732
Goodwill impairment	675	-	-
Stock-based compensation	533	658	658
Provision for income taxes	1,538	829	829
Interest expense (income), net	16	(16)	(16)
Non-controlling interests	(11)	(22)	(254)
Adjusted EBITDA – DDS Segment	$5,294	$2,571	$2,334

	Nine Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA – Synodex Segment:
Net income (loss) attributable to Synodex segment	$254	$(754)	$(749)
Stock-based compensation	-	2	2
Non-controlling interests	12	(232)	-
Adjusted EBITDA (loss) – Synodex Segment	$266	$(984)	$(747)

	Nine Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Adjusted EBITDA – Agility Segment:
Net loss attributable to Agility Segment	$(1,435)	$(1,600)	$(1,600)
Depreciation and amortization	1,150	1,039	1,039
Stock-based compensation	6	2	2
Benefit from income taxes	(36)	(22)	(22)
Interest expense, net	8	7	7
Adjusted EBITDA (loss) – Agility Segment	$(307)	$(574)	$(574)

INNODATA INC. AND SUBSIDIARIES
REVENUE
(Unaudited)
(Dollars in thousands)

Revenue (by segment)

	The results below for the three and nine months ended September 30, 2017 are presented on a pro-forma basis as if for the quarter and period ended September 30, 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the three and nine months ended September 30, 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.

	Three Months Ended		Three Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Revenue (by segment)
DDS	$10,756	$11,841	$11,617
Synodex	1,013	969	1,193
Agility	2,280	2,208	2,208
Total Revenue	$14,049	$15,018	$15,018

	Nine Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2017
Revenue (by segment)
DDS	$32,059	$35,614	$34,772
Synodex	3,008	2,564	3,406
Agility	7,372	7,093	7,093
Total Revenue	$42,439	$45,271	$45,271